Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350,  AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alaska Pacific Energy Corp. on Form 10-Q for the quarter ending July 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, James R. King, President, CEO and CFO of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

  /s/ James R. King

James R. King                                                                                    Dated: September 20, 2010

President, Chief Executive Officer,

Chief Financial Officer